Exhibit 99.1

BIO-TECHNOLOGY GENERAL CORP.

CONFERENCE CALL TRANSCRIPT

FIRST QUARTER 2003 RESULTS

THURSDAY MAY 1, 2003, 10:30 AM EST.

OPERATOR:  GOOD MORNING AND WELCOME, LADIES AND GENTLEMEN, TO THE BIO-TECHNOLOGY GENERAL CORP. FIRST QUARTER EARNINGS CONFERENCE CALL.

AT THIS TIME, I WOULD LIKE TO INFORM YOU THAT THIS CONFERENCE IS BEING RECORDED AND THAT ALL PARTICIPANTS ARE IN A LISTEN-ONLY MODE.  AT THE REQUEST OF THE COMPANY, WE WILL OPEN THE CONFERENCE UP FOR QUESTIONS AND ANSWERS AFTER THE PRESENTATION.  PLEASE STAND BY FOR THE SAFE HARBOR STATEMENT.

GOOD MORNING, I AM GWEN HARNING OF BTG AND I THANK YOU FOR JOINING US TODAY.

BEFORE I INTRODUCE DR. FASS, PLEASE BEAR WITH ME AS I PROVIDE THE REQUISITE SAFE HARBOR STATEMENT.

STATEMENTS IN THIS DISCUSSION CONCERNING OUR BUSINESS OUTLOOK OR FUTURE ECONOMIC PERFORMANCE, PRODUCT DEVELOPMENTS, ANTICIPATED PROFITABILITY, REVENUES, EXPENSES, EARNINGS, OR OTHER FINANCIAL ITEMS; AND STATEMENTS CONCERNING ASSUMPTIONS MADE OR EXPECTATIONS AS TO ANY FUTURE EVENTS, CONDITIONS, PERFORMANCE OR OTHER MATTERS, ARE “FORWARD-LOOKING STATEMENTS” AS THAT TERM IS DEFINED UNDER THE FEDERAL SECURITIES LAWS.  FORWARD-LOOKING STATEMENTS ARE SUBJECT TO RISKS, UNCERTAINTIES AND OTHER FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE STATED IN SUCH STATEMENTS.  SUCH RISKS, UNCERTAINTIES AND FACTORS INCLUDE, BUT ARE NOT LIMITED TO, DEVELOPMENT, INTRODUCTION OR CONSUMER ACCEPTANCE OF

COMPETING PRODUCTS, CHANGES AND DELAYS IN PRODUCT DEVELOPMENT PLANS AND SCHEDULES, CUSTOMER ACCEPTANCE OF NEW PRODUCTS, DEVELOPMENT, INTRODUCTION, OR CONSUMER ACCEPTANCE OF COMPETING PRODUCTS, CHANGES IN PRICING OR OTHER ACTIONS BY COMPETITORS, PATENTS OWNED BY US AND OUR COMPETITORS, AND GENERAL ECONOMIC CONDITIONS, AS WELL AS OTHER RISKS DETAILED IN OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

I WOULD NOW LIKE TO INTRODUCE DR. SIM FASS, CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF BIO-TECHNOLOGY GENERAL CORP.

FASS:  GOOD MORNING AND THANK YOU FOR JOINING US.

TODAY I WILL PROVIDE A  REPORT ON THE COMPANY WITH PARTICULAR FOCUS ON OUR PROGRESS DURING THE FIRST QUARTER, FOLLOWING WHICH THERE WILL BE AN OPPORTUNITY TO ASK QUESTIONS.

I WOULD LIKE TO PREFACE MY REMARKS BY COMMENTING THAT WE ARE VERY PLEASED WITH OUR PROGRESS THIS PAST QUARTER.  WE WERE ABLE TO FURTHER OUR STRATEGY OF BOTH GROWING OUR COMMERCIAL BUSINESS WHILE SIMULTANEOUSLY ADVANCING OUR PROPRIETARY DEVELOPMENT PROJECTS.  ALSO, WE COMPLETED OUR TRANSITION TO A DIRECT TO

WHOLESALER SALES MODEL FOR OXANDRIN®, AS A RESULT OF WHICH, GOING FORWARD WE EXPECT OUR SALES OF OXANDRIN TO MORE CLOSELY CORRELATE TO END USER SALES AND PRESCRIPTIONS. OUR PROGRESS IN THE CLINIC WITH OUR PROPRIETARY PRODUCTS DURING THE QUARTER INCLUDED THE INITIATION OF A PHASE I STUDY OF INTRAVENOUS PURICASE® FOR THE TREATMENT OF INTRACTABLE GOUT.

BEFORE PROCEEDING WITH A MORE DETAILED BUSINESS UPDATE, I WILL BRIEFLY SUMMARIZE FOR YOU OUR FINANCIAL RESULTS AND THE KEY FACTORS THAT CONTRIBUTED TO OUR EARNINGS IN THE FIRST QUARTER.  FOR MORE INFORMATION ON OUR FIRST QUARTER 2003 FINANCIAL RESULTS, I REFER YOU TO THE TEXT OF THIS MORNING’S PRESS RELEASE.

IN THE THREE MONTHS ENDED MARCH 31, 2003, COMPARED TO THE CORRESPONDING PERIOD OF 2002, WE REALIZED:

•                  REVENUES OF $28.0 MILLION, COMPARED TO $20.8 MILLION, AN INCREASE OF 34%!

•                  PRODUCT SALES OF $27.0 MILLION, COMPARED TO $18.9 MILLION, AN INCREASE OF 42%!

•                  NET INCOME OF $3.0 MILLION, COMPARED TO $1.0 MILLION; AND

•                  EARNINGS PER SHARE OF FIVE CENTS, COMPARED TO TWO CENTS.

THE SIGNIFICANT INCREASE IN PRODUCT SALES AND REVENUES WAS DUE TO THE INCLUSION OF ROSEMONT’S SALES OF ORAL LIQUID PHARMACEUTICALS IN THE UNITED KINGDOM AND AN INCREASE IN SALES OF OXANDRIN AND HUMAN GROWTH HORMONE, PARTIALLY OFFSET BY LOWER SALES OF DELATESTRYL®.  AS YOU KNOW, WE ACQUIRED THE ROSEMONT BUSINESS ON SEPTEMBER 30TH, 2002; THEREFORE THERE WERE NO REVENUES FROM ROSEMONT IN THE FIRST QUARTER OF 2002.

EXPENSES IN THE FIRST QUARTER OF 2003, WERE $24.0 MILLION, COMPARED TO $20.5 MILLION IN THE FIRST QUARTER OF 2002.

THE 2003 EXPENSES REFLECT THE INCLUSION OF $3.4 MILLION OF ROSEMONT OPERATING EXPENSES AND $1.0 MILLION OF AMORTIZATION OF INTANGIBLES IN CONNECTION WITH THE ACQUISITION OF ROSEMONT. AS I MENTIONED, BECAUSE WE ACQUIRED THE ROSEMONT BUSINESS ON SEPTEMBER 30TH, 2002, THERE WERE NO EXPENSES FROM ROSEMONT IN THE FIRST QUARTER OF 2002.

OTHER CHANGES IN OPERATING EXPENSES WERE AN INCREASE IN GENERAL AND ADMINISTRATIVE EXPENSES DUE TO INCREASES IN COMPENSATION AND LEGAL EXPENSES; AND AN INCREASE IN MARKETING AND SALES EXPENSE DUE TO INCREASED INCENTIVE COMPENSATION.

THESE INCREASES WERE PARTIALLY OFFSET BY A DECREASE IN RESEARCH AND DEVELOPMENT EXPENSE DUE TO THE TIMING OF CLINICAL TRIAL RELATED

EXPENSES, THOUGH WE DO EXPECT SOME REBOUND OF THESE R&D EXPENSES IN LATER QUARTERS OF 2003.

COST OF PRODUCT SALES INCREASED DUE TO THE INCREASE IN PRODUCT SALES, BUT REMAINED ALMOST CONSTANT AS A PERCENTAGE OF PRODUCT SALES, AT 16.6% IN THE FIRST QUARTER OF 2003, COMPARED TO 16.7% IN THE COMPARABLE 2002 QUARTER.

MOVING ON TO OUR BALANCE SHEET.  AT THE END OF MARCH WE HAD A $23.1 MILLION CASH POSTION, THIS IS AN INCREASE OF ABOUT $6.5 MILLION  SINCE YEAR-END DECEMBER.  DURING THE SAME PERIOD, OUR ACCOUNTS RECEIVABLE LEVELS HAVE BEEN REDUCED BY $14.4 MILLION TO THE $21.3 MILLION LEVEL AND OUR ACCOUNTS PAYABLE AND ACCRUED EXPENSES DECLINED BY $10.8 MILLION.

TURNING NOW TO OUR BUSINESS DEVELOPMENTS…

BEGINNING LATE 2002, WE BEGAN TO REALIZE  ENHANCED VALUE FROM THE  EXECUTION OF OUR STRATEGIC PLAN.

BRIEFLY ARTICULATED, THIS PLAN  INVOLVES:

•                  THE REALIZATION OF THE COMMERCIAL POTENTIAL THAT OUR MARKETED PRODUCTS REPRESENT;

•                  THE EXECUTION OF OUR M&A STRATEGY;

•                  AND THE DEVELOPMENT OF OUR PROPRIETARY PIPELINE PRODUCTS.

AS TO THE FIRST OBJECTIVE OF OUR STRATEGIC PLAN…

WE ARE COMMITTED TO MAXIMIZING THE COMMERCIAL POTENTIAL OF OUR MARKETED PRODUCTS IN THE U.S., U.K., AND THE REST OF THE WORLD BY DRIVING THEIR MARKET SHARE GROWTH.  TO THE EXTENT THAT WE SUCCEED IN THIS OBJECTIVE, THEY WILL CONTINUE TO MAKE AN IMPORTANT CONTRIBUTION TO OUR REVENUES AND EARNINGS.

TO HELP US GROW OXANDRIN, WE HAVE IMPLEMENTED THREE MEASURES, NAMELY:

•                  AN ENHANCED MARKETING FOCUS REACHING A BROADER PHYSICIAN UNIVERSE TO MEET THE UNMET NEED FOR AN EFFECTIVE INVOLUNTARY WEIGHT LOSS PRODUCT;

•                  THE INTRODUCTION OF A NEW, MORE CONVENIENT 10-MG OXANDRIN TABLET

•                  AND INCREASE IN THE SIZE OF OUR SALES FORCE IN SUPPORT OF OUR EXPANDED MAKETING EFFORTS;

THE 10-MG OXANDRIN TABLET STRENGTH, WHICH ALLOWS THOSE PATIENTS TAKING 20 MG A DAY, THE MOST COMMON DOSAGE, TO CONVERT FROM EIGHT 2.5-MG TABLETS TAKEN IN DIVIDED DOSES TO THE CONVENIENCE OF TWO 10-MG

TABLETS DAILY, IS EXPECTED TO IMPROVE PATIENT ADHERENCE TO THERAPY BY REDUCING PILL BURDEN AND SHOULD DRIVE MARKET SHARE GROWTH. APPROXIMATELY 40% OF TOTAL OXANDRIN PRESCRIPTIONS ARE WRITTEN AT THE MAXIMUM APPROVED DOSE OF 20 MILLIGRAMS A DAY.

THE 10-MG TABLET WAS INTRODUCED INTO THE U.S. MARKET IN LATE 2002. SO FAR WE ARE ENCOURAGED BY THE MARKET ACCEPTANCE OF THIS  NEW DOSAGE  STRENGTH, WITH APPROXIMATELY 20% OF TOTAL OXANDRIN PRESCRIPTIONS NOW BEING WRITTEN FOR THE  NEW 10-MG TABLET.

WE BELIEVE THAT THE EFFECT OF THE INCREASE IN THE SIZE OF OUR SALES FORCE, THE BROADER MARKETING FOCUS I MENTIONED, AND THE LAUNCH OF OUR 10-MG TABLET ARE REFLECTED IN RECENT OXANDRIN PRESCRIPTION DATA.

OXANDRIN PRESCRIPTIONS FOR THE THREE MONTHS ENDED MARCH 31, 2003 GREW 21% OVER THE THREE MONTHS ENDED MARCH 31, 2002.  RETAIL PRESCRIPTIONS, REPRESENTING APPROXIMATELY 60% OF THE TOTAL, GREW 32%, WHEREAS PRESCRIPTIONS IN THE LONG-TERM-CARE SECTOR GREW 6%.  OXANDRIN IS INDICATED AS ADJUNCTIVE THERAPY FOR INVOLUNTARY WEIGHT LOSS DUE TO CHRONIC INFECTION, SEVERE TRAUMA, EXTENSIVE SURGERY, OR UNKNOWN PATHOPHYSIOLOGY.  UNLIKE OXANDRIN, SOME APPETITE ENHANCERS USED TO TREAT INVOLUNTARY WEIGHT LOSS, SUCH AS MEGACE

AND MARINOL, LEAD TO WEIGHT GAIN THAT IS PRIMARILY WATER AND FAT AS OPPOSED TO LEAN BODY MASS.  AND SERONO’S SEROSTIM, THOUGH AN EFFECTIVE WEIGHT GAIN AGENT, IS APPROVED ONLY FOR HIV INVOLUNTARY WEIGHT LOSS, IS MUCH MORE EXPENSIVE THAN OXANDRIN, AND REQUIRES ADMINISTRATION BY INJECTION VERSUS OXANDRIN WHICH IS ORALLY ACTIVE.

ANOTHER IMPORTANT BUSINESS DEVELOPMENT WAS THE COMPLETION, BY THE END OF MARCH OF THIS YEAR, OF THE TRANSITION TO A DIRECT TO WHOLESALER SALES MODEL. YOU WILL RECALL THAT IN LATE 2002, WE RENEGOTIATED OUR DISTRIBUTION AGREEMENT WITH ACCREDO, A COMPANY THAT HAD SERVED AS OUR EXCLUSIVE DISTRIBUTOR. UNDER THE REVISED AGREEMENT, WE NOW SELL OXANDRIN AND DELATESTRYL DIRECTLY TO WHOLESALERS ONLY, AND ACCREDO PROVIDES US WITH CERTAIN FEE-BASED SERVICES. THIS DIRECT TO WHOLESALER SALES MODEL SHOULD RESULT IN CLOSER CORRELATION BETWEEN OUR OXANDRIN SALES AND END-USER SALES/PRESCRIPTIONS, AS WELL AS A MORE DIVERSIFIED ACCOUNTS RECEIVABLE BASE.

IN ADDITION TO THE ACTIONS WE HAVE TAKEN TO MAXIMIZE THE MARKET PENETRATRION OF OXANDRIN, OTHER ACTIVITIES THAT COULD ENHANCE SALES OF OUR COMMERCIAL PRODUCTS GOING FORWARD INCLUDE:

•                  THE POSSIBLE INTRODUCTION BY TEVA OF OUR GROWTH HORMONE IN THE U.S. IF THE CURRENT LITIGATION IS RESOLVED FAVORABLY.

•                  PENDING APPROVAL OF ADDITIONAL INDICATIONS FOR OUR GROWTH HORMONE IN EUROPE.

AND WITH RESPECT TO DELATESTRYL, WE ARE IN THE PROCESS OF QUALIFYING AN ALTERNATE MANUFACTURING SITE, WHICH COULD OCCUR AS EARLY AS THE END OF 2003.

THE SECOND OBJECTIVE OF OUR STRATEGIC PLAN HAS BEEN, AND IS, TO EXECUTE SELECTIVE ACCRETIVE ACQUISITIONS WHENEVER POSSIBLE TO ALLOW US TO FURTHER ENHANCE THE GROWTH OF OUR BASE SPECIALTY PHARMACEUTICAL BUSINESS AND TO ALSO SUPPORT THE DEVELOPMENT OF OUR PROPRIETARY PIPELINE PRODUCTS.

OUR  MOST RECENT ACQUISITION, ROSEMONT  WAS CLOSED ON SEPTEMBER 30, 2002.

ROSEMONT IS A UNIQUE COMPANY WITH A LEADING POSITION IN THE RAPIDLY GROWING UK MARKET FOR ORAL LIQUID PRESCRIPTION PRODUCTS.

ROSEMONT’S PRODUCTS COMMAND PREMIUM PRICING AND GENERATE ATTRACTIVE GROSS MARGINS.

PRE-ACQUISITION, ROSEMONT HAD A FIVE-YEAR COMPOUND ANNUAL GROWTH RATE OF APPROXIMATELY 16 PERCENT (ON A LOCAL CURRENCY BASIS) OR APPROXIMATELY TWICE THAT OF THE OVERALL UK PHARMACEUTICAL MARKET.  TO SUSTAIN ITS GROWTH AND RESPOND TO MARKET DEMAND, IT WILL SEEK TO INTRODUCE FOUR TO SIX NEW ORAL LIQUID FORMULATIONS EVERY YEAR.

ROSEMONT PROVIDES US WITH A VALUABLE PRESENCE IN THE UK MARKET AND FURTHER SOLIDFIES OUR PRESENCE IN THE SPECIALTY PHARMA SPACE.  ROSEMONT ALSO PROVIDES US WITH AN INCREMENTAL REVENUE STREAM WHILE DIVERSIFYING OUR SALES AND EARNINGS BASE.

EARLIER THIS WEEK, WE WERE IN THE UK TO CONDUCT  A REVIEW OF THIS BUSINESS, AND WHAT REALLY STRUCK ME WERE THE POTENTIAL OPPORTUNITIES FOR ROSEMONT’S EXPANSION, WHICH INCLUDE:

•                  THE APPLICATION OF ORAL LIQUID FORMULATIONS BEYOND THE GERIATRIC POPULATION, WHICH IS ROSEMONT’S PRIMARY MARKET, PERHAPS TO THE PEDIATRIC MARKET, WHERE ORAL LIQUIDS COULD BE OF BENEFIT.

•                  THE EXPANSION OF ROSEMONT’S BUSINESS BEYOND THE UK.  CURRENTLY, APPROXIMATELY 95 PERCENT OF ROSEMONT’S BUSINESS IS EXCLUSIVELY WITHIN THE UK.  WE ARE EXPLORING OPPORTUNITIES IN OTHER COUNTRIES INCLUDING OTHER EUROPEAN COUNTRIES WHERE ROSEMONT’S PRODUCTS COULD BE APPROVED AND SOLD.

•                  LAST, BUT CERTAINLY NOT LEAST, THE APPLICATION OF ROSEMONT’S TECHNOLOGY TO OUR OWN PRODUCTS, ESPECIALLY OUR TOP SELLING PRODUCT OXANDRIN, IS ANOTHER OPPORTUNITY THAT WE HAVE BEGUN TO EVALUATE.  WE BELIEVE THAT PEOPLE WITH AIDS, CANCER PATIENTS, AND THE ELDERLY WOULD CLEARLY BENEFIT FROM THE AVAILABILITY OF AN ORAL LIQUID FORMULATION OF OXANDRIN.

AT THIS POINT WE HAVE INTEGRATED ROSEMONT INTO OUR OPERATIONS. IN THIS PROCESS WE HAVE REVIEWED THE OPERATIONS AND MADE CHANGES AS APPROPRIATE.  THESE CHANGES WHICH WERE INTITIATED IMMEDIATELY AFTER THE ACQUISITION INCLUDED REDEFINING CERTAIN REPORTING RELATIONSHIPS TO PROVIDE A MORE STREAMLINED MANAGEMENT TEAM AND CULMINATED MOST RECENTLY WITH THE DEPARTURE OF ANDRE GROENEWEGEN, THE MANAGING DIRECTOR. JOHN BLYTHE WHO HAS BEEN WITH ROSEMONT FOR OVER 20 YEARS, HAS BEEN MADE THE ACTING MANAGING DIRECTOR.

AS EXPECTED, THIS BUSINESS IS PERFORMING WELL AND WAS ACCRETIVE TO OUR EARNINGS IN THE QUARTER, NOTWITHSTANDING THE EFFECT OF THE AMORTIZATION OF INTANGIBLES CHARGE OF $1 MILLION  IN THE QUARTER.

THE THIRD OBJECTIVE OF OUR STRATEGIC PLAN IS THE APPLICATION OF THE RESOURCES GENERATED FROM OUR ONGOING OPERATIONS TO THE DEVELOPMENT OF OUR PROPRIETARY PIPELINE PRODUCTS.

I WOULD LIKE TO BRIEFLY SUMMARIZE THE CURRENT STATUS OF EACH OF THESE.

IN THE FIRST QUARTER OF THIS YEAR, WE INITIATED A PHASE I INTRAVENOUS DOSE SAFETY STUDY OF PURICASE, A GENETICALLY ENGINEERED URICASE ENZYME THAT IS PEGYLATED.  THE CLINICAL INDICATION WE ARE PURSUING IS TREATMENT OF SEVERE, INTRACTABLE GOUT.  THE OBJECTIVE IS TO REDUCE ABNORMALLY HIGH URIC ACID LEVELS TO WITHIN NORMAL RANGES.  WE EXPECT TO HAVE RESULTS OF OUR I.V. STUDY LATER THIS YEAR AND, IF SUCCESSFUL, TO THEN PROCEED TO A PHASE II SAFETY AND EFFICACY STUDY.

APPROXIMATELY 30,000 INDIVIDUALS IN THE U.S. CANNOT USE ALLOPURINOL, THE CURRENT STANDARD OF CARE FOR GOUT.  THEY ARE EITHER ALLERGIC OR

RESISTANT TO IT, AND SUFFER SIGNIFICANT PAIN AS URIC ACID DEPOSITS IN THEIR JOINTS AND ALSO PRECIPITATES IN THEIR KIDNEYS.

PURICASE CONVERTS URIC ACID, WHICH IS RELATIVELY INSOLUBLE, INTO ALLANTOIN, WHICH IS A HIGHLY SOLUBLE SUBSTANCE.  THE KIDNEYS OF AFFECTED INDIVIDUALS ARE ABLE TO EASILY ELIMINATE ALLANTOIN, AND, CONSEQUENTLY, URIC ACID LEVELS ARE REDUCED TO NORMAL LEVELS.

PROSAPTIDE IS A NERVE GROWTH FACTOR PEPTIDE.  THE INDICATION BEING PURSUED IS TREATMENT OF PERIPHERAL NEUROPATHIC PAIN.  THE CLINICAL OBJECTIVE IS TO ACHIEVE PAIN RELIEF IN PERIPHERAL NERVES WITHOUT THE SIDE EFFECTS OF THE THERAPIES USED TODAY, WHICH, BECAUSE THEY ACT ON THE CENTRAL NERVOUS SYSTEM TO RELIEVE PAIN, CAN CAUSE SEDATION, DIZZINESS AND ADDICTION.

WHAT IS BELIEVED TO BE ESPECIALLY UNIQUE ABOUT PROSAPTIDE IS THAT THIS SMALL PEPTIDE APPEARS TO ACT ON THE PERIPHERAL NERVES THEMSELVES TO LESSEN PAIN STIMULI, AS OPPOSED TO THE DRUGS THAT ACT ON THE CENTRAL NERVOUS SYSTEM. THE SIDE EFFECTS OF SEDATION, DIZZINESS AND ADDICTION HAVE, SO FAR, NOT BEEN OBSERVED WITH PROSAPTIDE.

OUR PROSAPTIDE PHASE II B CLINICAL SAFETY AND DOSE-RANGING STUDY WILL BE CONDUCTED IN COLLABORATION WITH THE NEUROLOGIC AIDS RESEARCH CONSORTIUM.  BECAUSE OF THE STUDY SIZE, IT WILL LAST INTO NEXT YEAR.  THE TARGET POPULATION FOR THIS DRUG EXCEEDS 300,000 INDIVIDUALS IN THE U.S.

BTG-271 IS A HUMAN MONOCLONAL ANTIBODY.  THE CLINICAL INDICATION WE’RE PURSUING IS THE TREATMENT OF ACUTE MYELOID LEUKEMIA (AML). THE OBJECTIVE IS TO EXTEND THE DURATION OF REMISSION FOR AML PATIENTS.

WE ARE IN THE PROCESS OF COMPLETING PRE-CLINICAL STUDIES AND IF THE DATA FROM THESE STUDIES SUPPORT IT, WE EXPECT TO BE ABLE TO FILE AN IND BY 2004.

THE TARGET ORPHAN POPULATION IS THE 11,000 INDIVIDUALS IN THE U.S. WHO ARE DIAGNOSED ANNUALLY IN THE UNITED STATES AS HAVING AML.  POSSIBLE FUTURE INDICATIONS ARE MULTIPLE MYELOMA AND SEVERAL OTHER LEUKEMIAS.

BTG-271 BINDS NOT JUST TO AML, MULTIPLE MYELOMA CELLS, ACUTE LYMPHOCYTIC LEUKEMIC CELLS AND CHRONIC LYMPHOCYTIC LEUKEMIC CELLS BUT ALSO TO LEUKEMIC STEM CELLS.  MOST PROMISING, IT APPEARS

NOT TO BIND TO NORMAL STEM CELLS.  THE FULL ANTIBODY WILL BE LINKED TO A CHEMOTHERAPEUTIC AGENT.

TO SUM UP,

TODAY WE ARE VERY MUCH A SPECIALTY PHARMACEUTICAL COMPANY, WITH OPERATIONS IN THE UNITED STATES, THE UNITED KINGDOM, AND ISRAEL.  THE ROSEMONT ACQUISITION HAS ALTERED THE RELATIVE DISTRIBUTION OF OUR WORLDWIDE SALES, WITH 54% OF THE TOTAL NOW IN THE UNITED STATES, 21% IN THE UNITED KINGDOM, AND THE REMAINDER IN THE REST OF THE WORLD.

WE COMMERCIALIZE — ALONE OR THROUGH PARTNERS — DIVERSIFIED SPECIALTY PRODUCTS ON A WORLDWIDE BASIS AND REMAIN DEDICATED TO THE RESEARCH, DEVELOPMENT, AND COMMERCIALIZATION OF THERAPEUTIC AGENTS THAT ADDRESS UNMET MEDICAL NEEDS IN BOTH NICHE AS WELL AS LARGER MARKET SEGMENTS.

AT THIS TIME I WOULD LIKE TO OPEN THE CALL TO QUESTIONS.

OPERATOR:  THANK YOU.  THE QUESTION-AND-ANSWER SESSION WILL BEGIN AT THIS TIME.  IF YOU’RE USING A SPEAKERPHONE, PLEASE PICK UP THE HANDSET BEFORE PRESSING ANY NUMBERS.  SHOULD YOU HAVE A QUESTION, PLEASE PRESS STAR ONE ON YOUR PUSH BUTTON TELEPHONE.  IF YOU WOULD LIKE TO WITHDRAW YOUR QUESTION, PLEASE PRESS STAR TWO.  YOUR QUESTIONS WILL BE TAKEN IN THE ORDER THAT IT IS RECEIVED.  PLEASE STAND BY FOR YOUR FIRST QUESTION.

ONCE AGAIN, LADIES AND GENTLEMEN, IF YOU WISH TO ASK A QUESTION, PLEASE PRESS STAR ONE ON YOUR PUSH BUTTON TELEPHONE.  THE FIRST QUESTION COMES FROM MIKE PETOWSKI (PH) WITH THOMAS DAVIS.  PLEASE STATE YOUR QUESTION.

MIKE PETOWSKI (PH), THOMAS DAVIS:  SIM, CONGRATULATIONS.  GOOD QUARTER.

FASS:  THANK YOU, MIKE.

PETOWSKI (PH):  A COUPLE THINGS.  ONE, IN Q2 AND GOING FORWARD WILL OXANDRIN SALES AND END USER SALES PRESCRIPTIONS WILL THAT MATCH UP COMPLETELY, BASICALLY FULLY REFLECT, OR IS THERE STILL SOME ISSUES THERE?  AND ALSO, TALK ABOUT HOW THE R&D EXPENSES MIGHT FALL IN TERMS OF THE QUARTERS OR AT LEAST IN TERMS OF THE FIRST HALF VERSUS THE SECOND HALF.  THANKS.

FASS:  OK.  MAYBE WE’LL SPLIT THE ANSWER TO THAT.  LET ME TAKE THE FIRST PART AND WHIT STEARNS, OUR CFO, WILL RESPOND TO THE SECOND PART OF THE QUESTION.

AS CLOSE AS IS POSSIBLE, GOING FORWARD, WE SHOULD BE ABLE TO SEE A NEAR PERFECT CORRELATION BETWEEN PRESCRIPTIONS AND OUR SALES.  AS YOU KNOW, WE STATED IN THE LAST SEVERAL CONFERENCES THAT WITH THIS NEW ARRANGEMENT ON GOING DIRECT-TO-WHOLESALERS WITH ACCREDO BRINGING THEIR INVENTORY LEVELS DOWN ESSENTIALLY TO ZERO, WE ARE NOW — WE SHOULD BE MATCHING PRETTY CLOSELY PRESCRIPTIONS AND END USER SALES.  SO, WE SHOULD BE ABLE TO SEE THAT GOING FORWARD.

PETOWSKI (PH):  OK.

FASS:  IN TERMS OF THE R&D EXPENSE AND EXPECTATIONS FOR THE REST OF THE YEAR, WHIT STEARNS IS HERE TO RESPOND TO THAT.

WHITNEY STEARNS, CFO, BIO-TECHNOLOGY GENERAL CORPORATION:  HI, MIKE.  IN OUR YEAREND CONFERENCE CALL WE GAVE SOME OUTLOOK.  WE’RE STANDING BY THE OUTLOOK ON THE R-D.  WE DO EXPECT SOME REBOUND OF THESE EXPENSES IN SEQUENTIAL QUARTERS, AS WE INDICATED IN THE CONFERENCE CALL SCRIPT.

PETOWSKI (PH):  OK.  BUT ...

STEARNS:  I’M NOT IN A POSITION TO GIVE FURTHER GUIDANCE.

PETOWSKI (PH):  OK.  I GUESS WHAT I’M TRYING TO GET AT IS THIS QUARTER CLEARLY THERE WAS LESS R&D EXPENSE THAN EXPECTED.  AND IN THE PAST ONE OF THE THINGS I THINK THAT HAS HELD DOWN THE VALUATION OF THE STOCK HAS BEEN KIND OF THE LUMPINESS OF HOW THESE QUARTERS WOULD TEND TO FALL.  CAN YOU SAY AT LEAST THAT YOU WON’T HAVE ONE OF THESE KIND OF UP-DOWN, UP-DOWN KIND OF RESULTS IN TERMS OF YOUR BOTTOM LINE, OR IS IT JUST IMPOSSIBLE TO PREDICT, OR ARE YOU UNWILLING TO KIND OF SAY HOW THESE R&D EXPENSES WILL KIND OF FALL?

STEARNS:  LET ME TAKE A STAB AT THAT.

PETOWSKI (PH):  OK.

STEARNS:  MIKE, I THINK THE REALISTIC SITUATION IS THAT SIMPLY IT’S ALWAYS DIFFICULT TO MAKE SURE THAT YOUR R&D IS SMOOTH.  THE TIMING OF INITIATION OF CLINICAL TRIALS OR ANYTHING ELSE MAKES IT VERY DIFFICULT TO ACHIEVE THE EXACT SMOOTHING THAT YOU MIGHT LIKE.  SO, I THINK IT WOULD BE PROBABLY MORE REALISTIC TO EXPECT THAT THERE WOULD BE SOME VOLATILITY GOING FORWARD.

PETOWSKI (PH):  OK.  ALL RIGHT.  TERRIFIC.  THANK YOU.

OPERATOR:  THE NEXT QUESTION COMES FROM RICHARD GRAFF (PH) WITH MORGAN STANLEY.  PLEASE STATE YOUR QUESTION.

RICHARD GRAFF (PH), MORGAN STANLEY:  HI, GUYS.  NICE QUARTER.  THE FIRST QUESTION I HAVE IS ON ROSEMONT. WHAT WAS THE SALES LEVEL LAST YEAR IN THE QUARTER, JUST TO GET A COMPARISON?

STEARNS:  HI.  THIS IS WHIT STEARNS.  SALES WERE UP ON A U.S. DOLLAR BASIS ABOUT EIGHT PERCENT OVER YEAR.

GRAFF (PH):  AND ON A LOCAL BASIS?

STEARNS:  I’LL HAVE TO GET BACK TO YOU ON THAT.  I’M SORRY, I JUST HAVE IN FRONT OF ME THE U.S. DOLLARS.  I DON’T REMEMBER EXACTLY WHAT THE EXCHANGE RATES WERE.

GRAFF (PH):  OK.  I’M JUST WONDERING IF IT’S CHANGED MUCH OFF OF THAT 16 PERCENT THAT SIM WAS TALKING ABOUT.

IN TERMS OF SOME OF THE OTHER APPLICATIONS OR GETTING THEM INTO FOREIGN MARKETS, WHAT KIND OF LEAD-TIME IS THERE FOR THAT?  IS THERE A BIG, LENGTHY APPROVAL PROCESS TO MOVE ROSEMONT INTO OTHER JURISDICTIONS IN EUROPE IN PARTICULAR OR TO — WHAT WOULD THE LEAD-TIME BE TO GET THEM INTO SOME OF THE U.S. MARKETS AS WELL?

FASS:  HI, RICHARD, SIM.  WE’RE EXPLORING ALL THAT RIGHT NOW.  CLEARLY ROSEMONT HAS A MIX OF PRODUCTS.  THEY HAVE A NUMBER OF PRODUCTS THAT ARE CALLED SPECIALTY PRODUCTS AND THEY HAVE A NUMBER OF PRODUCTS THAT ARE ACTUALLY LICENSE PRODUCTS IN THE U.K. WHERE BIOEQUIVALENT STUDIES WERE DONE TO GET A FORMAL LICENSE.  SO, THE INTENT IS TO TRY AND TAKE THOSE LICENSE PRODUCTS TO AS MANY OF THE EUROPEAN COUNTRIES AS POSSIBLE AND TO SEE WHETHER WE COULD OBTAIN RAPID REGISTRATION OF THOSE LICENSE PRODUCTS IN SOME OF THESE OTHER EUROPEAN COUNTRIES.  AND THAT EFFORT IS BEING ANALYZED AND EVALUATED VERY CAREFULLY CURRENTLY.

IN TERMS OF THE U.S., THE MAJOR FOCUS IN TRYING TO ASCERTAIN AS TO THE UPSIDE POTENTIAL OF ROSEMONT IN THE U.S., FIRST AND FOREMOST WILL BE OXANDRIN.  SO, THERE’S A LOT OF WORK THAT IS GOING ON ALREADY NOW AND HAS OVER THE LAST SEVERAL MONTHS IN TERMS OF THE CREATION OF A LIQUID FORMULATION FOR OXANDRIN.  ALSO AS AN ANTI-GENERIC THRUST IN THE FUTURE, THAT COULD BE VERY, VERY IMPORTANT FOR US IN PROTECTING AS MUCH OF THE FRANCHISE AS WE CAN THROUGH A LIQUID FORMULATION.

WE THINK WE’RE TALKING ABOUT POSSIBLY A YEAR-AND-A-HALF TO MAYBE AS LONG AS TWO YEARS IN TERMS OF OBTAINING APPROVAL IN THE U.S. FOR

SOMETHING LIKE A LIQUID FORMULATION FOR OXANDRIN OR FOR PERHAPS SOME OF THESE OTHERS THAT ARE ALREADY APPROVED IN THE U.K., BUT THAT ALSO IS BEING INVESTIGATED AND EXPLORED VERY CAREFULLY RIGHT NOW.

GRAFF (PH):  OK.  SO, IN EUROPE, THOUGH IS THAT A THREE TO SIX MONTH PROCESS OR IS THAT MORE LIKE A U.S. TIMEFRAME?

FASS:  IT’S NOT CLEAR BECAUSE THE U.K. IS A VERY, VERY UNIQUE SITUATION IN TERMS OF THE ALLOWANCES THAT ARE — THAT HAVE BEEN GIVEN BY LAW TO FORMULATORS OF LIQUID PRODUCTS, WHERE IN FACT THE PRICING THAT THOSE PRODUCTS — THE PRICING THAT THEY COMMAND IS NOT JUST HIGHER THAN THE GENERIC TABLET EQUIVALENTS THAT EXIST BUT IN FACT ARE HIGHER THAN THE BRAND PRODUCT PRICE THAT EXISTED BEFORE THE GENERIC.  THOSE ARE UNIQUE SITUATIONS AND HAVE TO BE UNDERSTOOD VERY CAREFULLY IN TERMS OF THEIR IMPACT AND MOVEMENT OF THOSE PRODUCTS TO OTHER COUNTRIES WHERE THOSE ALLOWANCES MAY NOT EXIST.  WE NEED TO UNDERSTAND WHAT IN FACT WILL BE THE PRICING POSTURE FOR THESE PRODUCTS IN PLACES OTHER THAN THE U.K. AND WHETHER IN FACT THESE VERY NICE, RICH MARGINS THAT HAVE BEEN ESTABLISHED FOR ROSEMONT IN THE U.K. CAN BE REPLICATED ELSEWHERE.  WE BELIEVE THEY COULD, BUT WE’RE EXPLORING THE SITUATION VERY CAREFULLY.

GRAFF (PH):  OK.  IT SOUNDS LIKE IT WAS A GOOD ACQUISITION, THOUGH.

ON OXANDRIN YOU GUYS SAID THE RETAIL BASE, WHICH IS YOUR OWN INTERNAL SALES FORCE, I ASSUME, DRIVING SALES UP 32 PERCENT.  THAT’S FANTASTIC.  ON THE OTHER HAND, THE LONG-TERM CARE, WHICH IS WHERE YOU’VE GOT THE ABBOTT PARTNERSHIP UP SIX PERCENT, CAN YOU GIVE US ANY INSIGHT THERE AS TO WHY THAT’S LAGGING SO BADLY AND WHY THEY’RE NOT MOVING THE NEEDLE AT ALL?

FASS:  THE ONLY INSIGHT I COULD PROVIDE IS — AND THAT’S A PRESCRIPTION GROWTH OF SIX PERCENT FOR LONG-TERM CARE AND ABOUT 32 PERCENT FOR RETAIL, WITH SORT OF A WEIGHTED AVERAGE OF 21 PERCENT.  THE NEW 10-MILLIGRAM TABLET AFFECTS PRIMARILY THE RETAIL MARKET WHERE DOSES ARE HIGHER THAN 12.5 OR — 40 PERCENT OF THOSE OF OUR TOTAL SCRIPTS ARE AT THE 20-MILLIGRAM LEVEL.  YOU DON’T HAVE SUCH DOSES AT THE LONG-TERM CARE SECTOR.  SO, THERE IS GOING TO BE MUCH LESS OF AN IMPACT OF THE 10 MILLIGRAM TABLET IN THE LONG TERM CARE SECTOR BECAUSE THEY’RE STILL AT THE 7.5 MILLIGRAM AVERAGE DAILY DOSE OR 10 MILLIGRAM AND THEY’RE NOT GOING TO SWITCH NECESSARILY TO ONE 10 MILLIGRAM TABLET A DAY.  SO, IT’S NOT SURPRISING IN A WAY THAT THIS VERY DRAMATIC IMPACT THAT WE’RE SEEING IN ENHANCED PRESCRIPTION GROWTH AND SALES IS COMING FROM THE RETAIL MARKET WHERE WE HAD ANTICIPATED THE 10 MILLIGRAM TABLET WOULD HAVE THE PROFOUND EFFECT.

GRAFF (PH):  OK. WELL, THAT MAKES A LOT OF SENSE.  SHOULD WE LOOK FOR MORE FROM ABBOTT?  I MEAN, THEY’RE STILL — IT HASN’T QUITE RAMPED THE WAY I WAS LED TO BELIEVE IT WOULD, QUITE HONESTLY.

FASS:  IF YOU LOOK AT 2002 IN TERMS OF PRESCRIPTION GROWTH FROM THE RETAIL VERSUS LONG-TERM CARE, THE GROWTH WAS NEARLY COMPARABLE.  SO, WE MAY BE LOOKING AT AN ABERRATIONAL QUARTER AT THIS POINT IN TIME, WHERE FOR SOME REASON THAT WE DON’T UNDERSTAND YET THEY’VE SLOWED DOWN.  BUT ON A FULL YEAR 2002, THEY HAD VERY DRAMATIC GROWTH IN PRESCRIPTIONS AND IN SALES.  SO, HOPEFULLY THAT WILL RESUME AS WE GO FORWARD.

GRAFF (PH):  OK.  COULD YOU GIVE US ANY INSIGHT INTO WHAT WE SHOULD EXPECT FROM DELATESTRYL OR HUMAN GROWTH HORMONE?  YOU’VE GIVEN US SOME INSIGHT IN THE PAST AS TO WHETHER THERE’S ANY ONE-TIME EFFECTS OR ANYTHING LIKE THAT.

FASS:  WELL, IN TERMS OF HUMAN GROWTH HORMONE, I THINK THE ONLY THING THAT WOULD CHANGE THE CREATION DRAMATICALLY FOR US THIS YEAR WOULD BE THE ALLOWANCE FOR TEVA TO INTRODUCE OR THE DECISION BY TEVA TO INTRODUCE HUMAN GROWTH HORMONE INTO THE STATES.  AND IF THEY DID THAT, CLEARLY THERE WOULD BE INCREMENTAL SALES THAT WE HAVE NOT ANTICIPATED OR OTHERS HAVE NOT FACTORED INTO ANY PROJECTIONS.  ABSENT THAT, GIVE OR TAKE A COUPLE OF MILLION DOLLARS OF GROWTH HORMONE NUMBERS, IT’S LIKELY TO BE ABOUT THE SAME.

DELATESTRYL IS A SITUATION THAT IS UNIQUE RIGHT NOW.  AS YOU KNOW, WE’VE BENEFITED FROM A WINSCALL (PH) SITUATION FOR A NUMBER OF YEARS, BUT WE’RE ALSO IN THE PROCESS NOW OF TRANSITIONING FROM ONE MANUFACTURING SOURCE, BRISTOL-MYERS, TO SECURING AND VALIDATING ANOTHER MANUFACTURING SOURCE, WHICH WE HOPE WILL BE ON STREAM BEFORE THE END OF 2003 SO THAT DELATESTRYL SALES, THOUGH THEY ARE — THEY CONTINUE TO BE ROBUST, WILL PROBABLY NOT MATCH LAST YEAR’S SALES UNLESS THIS NEW FACILITY IS INDEED ON STREAM BY THE END OF THE YEAR.  SO, WE’RE TRYING TO VERY CAREFULLY ALLOCATE PRODUCT SO THAT NO ONE ENDS UP RUNNING OUT OF PRODUCT BEFORE THIS NEW FACILITY IS ABLE TO GENERATE NEW PRODUCT FOR US BEFORE THE END OF THE YEAR.

GRAFF (PH):  SO, YOU’RE MAXED OUT IN YOUR PRODUCTION WITH J&J?  IS THAT WHAT’S LIMITING THE SALES THERE?

FASS:  BRISTOL-MYERS HAS STOPPED PRODUCING THE PRODUCT, SO ESSENTIALLY WE ARE CONSUMING THE REMAINING INVENTORY, WHICH WILL TAKE US THROUGH MOST OF THIS YEAR, BUT AT A LEVEL LOWER THAN THE LEVEL THAT WE WERE ABLE TO ACHIEVE LAST YEAR.  SO, WE’RE HOPEFUL THAT BEFORE THE END OF THIS YEAR WE WILL HAVE THIS NEW FACILITY ON STREAM.

AND IF THAT WERE THE CASE, THEN WE PROBABLY WILL BE ABLE TO MATCH LAST YEAR’S LEVELS.

GRAFF (PH):  SO, END USER DEMAND WOULD BE PRETTY SIMILAR TO LAST YEAR IS WHAT YOU’RE SAYING.

FASS:  I THINK THAT IS CORRECT, YES.

GRAFF (PH):  OK.  ALL RIGHT.  THANKS, GUYS.

FASS:  THANK YOU, RICHARD.

OPERATOR:  THE NEXT QUESTION COMES FROM MICHAEL WOLF (PH) WITH CULCANY (PH) CAPITAL.  PLEASE STATE YOUR QUESTION.

MICHAEL WOLF (PH), CULCANY (PH) CAPITAL:  TWO QUESTIONS ABOUT OXANDRIN.  FIRST OF ALL, THE RATE OF CHANGE FROM THE 2.5 MILLIGRAM TO THE 10 MILLIGRAM YOU’VE GOTTEN 20 PERCENT IN ABOUT THREE MONTHS.  IS THAT A STEADY STATE KIND OF GROWTH RATE?   ARE WE GOING TO SEE ANOTHER 20 PERCENT THE NEXT THREE MONTHS?  OR HOW DO YOU SEE THAT PLAYING OVER THE NEXT NINE MONTHS?

AND THEN SECONDLY IN THE PRESS RELEASE IT SAID THAT THE DE-STOCKING WAS ABOUT THE SAME EFFECT AS LAST QUARTER.  JUST WANT TO CONFIRM THAT THAT’S AROUND $4 MILLION.

FASS:  FIRST IN TERMS OF THE CONVERSION RATE — AND I’LL LET WHIT TAKE CARE OF — RESPOND TO THE SECOND PART OF THE QUESTION.  CONVERSION RATE IS IN FACT BEEN FASTER THAN WE HAD ANTICIPATED.  WE HAVE SAID IN PRIOR CONVERSATIONS THAT APPROXIMATELY 40 PERCENT OF OUR USAGE OR OUR SCRIPTS ARE AT THE MAXIMUM 20 MILLIGRAMS PER DAY. WE CURRENTLY HAVE 20 PERCENT OF OUR SCRIPTS BEING WRITTEN FOR THE 10 MILLIGRAM, WHICH SUGGESTS THAT PERHAPS AS NEAR — AS MUCH AS HALF OF THAT MAXIMUM USAGE IS NOW BEING COVERED THROUGH THE 10 MILLIGRAMS.  SO, I THINK WE ARE AT A MORE RAPID CONVERSION TO THE 10 MILLIGRAM THAN WE ACTUALLY HAD ANTICIPATED.  SO, ALL THAT IS OBVIOUSLY VERY, VERY GOOD FOR US.

STEARNS:  MIKE, ON THE DE-STOCKING, AS YOU USED THE TERM, I DON’T BELIEVE IN THE PRESS RELEASE AND THE CONFERENCE CALL SCRIPTS WE HAD PARTICULARLY QUANTIFIED THE EXACT AMOUNT THAT WAS DE-STOCKED IN Q4 OF LAST YEAR AND/OR THE FIRST QUARTER OF THIS YEAR.  AND AT THIS POINT ADDITIONAL DETAILS ON THAT CONSISTENT WITH THE WAY WE DID (PH) THIS (PH) YEAR.

WOLF (PH):  I’M SORRY.  YOU WERE BREAKING UP.  I COULDN’T HEAR THAT.

STEARNS:  I’M SORRY.  LET ME REPEAT IT AGAIN.  I APOLOGIZE.  I HAVE A LITTLE BIT OF A COLD.

WE IN THE YEAR-END CONFERENCE CALL DID NOT PROVIDE COMMENT ON THE LEVEL OF DE-STOCKING.  AND IN THE FIRST QUARTER AGAIN WE ARE NOT GIVING SPECIFIC COMMENTS ON THE LEVEL OF DE-STOCKING.  WE JUST NOW KNOW THAT CLEARLY IT IS PAST US AND WE THINK THAT THE MARKET IN THE SUBSEQUENT QUARTERS WILL ...

WOLF (PH):  WELL, I GUESS ANOTHER WAY TO ASK THE SAME QUESTION IS WHAT DO YOU THINK THE END USER DEMAND WAS ON A DOLLAR LEVEL FOR THE FIRST QUARTER?

STEARNS:  WE DON’T HAVE THAT DATA.  IT’S A LITTLE BIT EARLY.  IT’S ABOUT ANOTHER THREE WEEKS BEFORE IMS DATA COMES OUT, SO WE WOULD ONLY BE A SUPPOSITION AT THIS POINT AS TO END USER SALES.  WE CERTAINLY KNOW WHAT END USER DEMAND WAS LAST YEAR, AS WE PUT OUT IN THE LAST CONFERENCE.

WOLF (PH):  OK.  OK.  SO, I SHOULD CALL YOU IN A COUPLE WEEKS AND HAVE THIS DISCUSSION ONCE WE HAVE SOME IMS DATA.

FASS:  RIGHT.

WOLF (PH):  OK.  THANK YOU.

FASS:  THANK YOU.

OPERATOR:  THE NEXT QUESTION COMES FROM MATT TEPLITZ WITH QUAKER CAPITAL.  PLEASE STATE YOUR QUESTION.

MATT TEPLITZ, QUAKER CAPITAL:  COUPLE QUESTIONS.  MAYBE THE FIRST ONE, AS IT RELATES TO OXANDRIN AND, I GUESS, THE WHOLE ISSUE OF POTENTIAL GENERIC COMPETITION AND I GUESS WHAT WAS DISCLOSED IN THE K, THE FILING THAT’S NOTED THERE, NOT ANDA BUT JUST THE FILING THAT IS NOTED, IS THAT NEW OR IS THAT SOMETHING THAT’S BEEN OUT THERE FOR A WHILE?  AND ARE YOU SEEING ANYTHING ELSE GOING ON IN TERMS OF POTENTIAL GENERIC THREAT?

FASS:  OTHER THAN WHAT WE’VE DISCLOSED WE’RE NOT AWARE OF ANYTHING ELSE THAT’S GOING ON.  AND WHAT WE’VE DISCLOSED IS THAT THE AGREEMENT THAT WE HAD WITH THIS FIRM IN ITALY ESSENTIALLY PRECLUDES THEM FROM IMPORTING ANY BULK MATERIAL INTO THE U.S. UNTIL THE LATTER PART OF 2003.  AND BECAUSE THEORETICALLY ON THAT BASIS OR BECAUSE OF THAT, ONE COULD CONCEIVABLY HAVE PRODUCT APPROVED BY THE END OF

2004, WE’VE DISCLOSED ON A VERY CONSERVATIVE BASIS THAT THAT COULD BE THE EARLIEST GENERITIZATION DATE FOR OXANDRIN.  WE BELIEVE THAT EVEN IF BULK MATERIAL WERE TO COME IN AT THE END OF 2003 THAT MORE REALISTICALLY WE’RE PROBABLY NOT GOING TO BE LOOKING AT GENERIC COMPETITION UNTIL 2005 AND PERHAPS EVEN 2006.  BUT BECAUSE THERE IS THIS THEORETICAL POTENTIAL WITH BULK COMING IN AS EARLY AS THE END OF THIS YEAR, WE WANTED IN TERMS OF FULL DISCLOSURE TO MAKE SURE THAT WE STATED THAT, BUT WE’RE NOT AWARE OF ANYBODY ELSE.

TEPLITZ:  AND THE FILING THAT YOU DID NOTE WAS THAT MADE DURING THE PAST YEAR OR WAS THAT EARLIER?

FASS:  IT WAS MADE IN THE — DURING THE COURSE OF THE PAST YEAR.

TEPLITZ:  OK.  SO, IT WAS MADE DURING ’02?

FASS:  IT’S A DRUG MASTER FILING.

TEPLITZ:  RIGHT.

FASS:  AND SO, IT’S THE BASIS ON WHICH ONE WOULD DO AN ANDA.  BUT IT DOESN’T HAVE ANY OF THE EQUIVALENCY DATA THAT WOULD BE REQUIRED.  SO, THAT SUBMISSION, THE ANDA SUBMISSION, AS FAR AS WE KNOW, HAS NOT BEEN MADE BY ANYBODY.

TEPLITZ:  OK.  AND I GUESS THESE PROBABLY WHIT QUESTIONS.  WHIT, DO YOU HAVE CASH FROM OPERATIONS FOR THE QUARTER?

STEARNS:  THAT WILL BE REFINED OVER THE NEXT WEEK OR SO AS WE PREPARE THE 10-Q, SO, NO, I DON’T HAVE THE FINAL CALCULATIONS.

TEPLITZ:  OK.  WAS IT — PRESUMABLY IT WAS POSITIVE GIVEN THE NUMBERS THOUGH.

STEARNS:  YES.  I MEAN, I THINK, AS WE INDICATED IN THE CONFERENCE CALL, I WOULD POINT YOU TO THE FACT THAT BOTH OUR CASH BALANCES INCREASED IN THE QUARTER, AS WE INDICATED, ABOUT $6 MILLION.  ALSO VERY SIGNIFICANTLY, OUR ACCOUNTS RECEIVABLE SINCE YEAR-END DECLINED ROUGHLY $14 MILLION OR SO.  AND SO, THAT CLEARLY GENERATED CASH.  AND THEN WE DEPLOYED THAT CASH THAT WE GENERATED FROM THE DECLINE IN ACCOUNTS RECEIVABLE INTO CASH AS WELL AS REDUCING OUR PAYABLES BY $11 MILLION.

TEPLITZ:  OK.  AND WHAT IS YOUR DEBT LEVEL AT THIS POINT, BOTH SHORT- AND LONG-TERM?

STEARNS:  FOR THE COMBINED SHORT- AND LONG-TERM POSITION IS $18.2 MILLION.  THAT IS ON A AMORTIZATION THAT STEPS DOWN ROUGHLY $7 MILLION A YEAR AND IT STEPS DOWN ON A MONTHLY BASIS.

TEPLITZ:  OK.  ONE LAST QUESTION AS IT RELATES TO ROSEMONT.  I GUESS THERE WAS A QUESTION ABOUT ON A CURRENCY NEUTRAL AND — ODDS ARE IT SOUNDS LIKE IT WAS FLATTISH GIVEN THE DECLINE WE’VE SEEN IN THE DOLLAR THIS YEAR.  IS THAT BUSINESS SEASONAL?  BECAUSE THOSE NUMBERS DID SEEM A LITTLE LIGHT TO ME FOR THE FIRST QUARTER, AT LEAST RELATIVE TO WHAT YOU HAD EXPECTED AND TALKED ABOUT IN Q4.

STEARNS:  LET ME JUST TALK A BIT ABOUT THAT.  TRADITIONALLY, IF WE LOOK BACK OVER THE LAST YEAR’S QUARTERS, THE FIRST THREE QUARTERS WERE RELATIVELY FLAT AND THERE WAS A STEP UP IN Q4.  SO, THAT’S THE SEASONALIZATION THAT THEY SEE WITHIN THAT MARKET.  SO, ROUGHLY Q1, Q2 AND Q3, AS I SAID, ARE KIND OF EQUAL, NOT FLAT, AND THEN THE Q4 TYPICALLY STEPS UP BY ABOUT — WHAT IS THAT — ABOUT 20 PERCENT OR SO ...

TEPLITZ:  OK.

STEARNS:  ... FROM THE PRIOR TWO QUARTERS.

TEPLITZ:  THANK YOU.

OPERATOR:  THANK YOU.  ONCE AGAIN, LADIES AND GENTLEMEN, AS A REMINDER, IF YOU WISH TO ASK A QUESTION AT THIS TIME, PLEASE PRESS STAR ONE ON YOUR PUSH BUTTON TELEPHONE.  THE NEXT QUESTION COMES FROM MICHAEL WOLF (PH) WITH CULCANY (PH) CAPITAL.  PLEASE STATE YOUR QUESTION.

WOLF (PH):  FOLLOWING UP ON MATT’S QUESTION, IF YOU SEE THAT KIND OF STEP UP IN THE FOURTH QUARTER IS THAT REPRESENTATIVE OF A PRICE INCREASE THAT COMES ONCE A YEAR AT THAT TIME OF YEAR, OR WHAT ELSE COULD EXPLAIN THAT KIND OF PATTERN?

STEARNS:  IT IS NOT A PRICE INCREASE BECAUSE THE BASIC MECHANISM IN ROSEMONT BUSINESS IS THAT OTHER THAN PRICES THAT ARE ESTABLISHED AT LAUNCH THERE IS NOT SUBSTANTIAL PRICE INCREASE.  NO, IT TENDS TO BE MORE A FUNCTION OF WHOLESALE STOCKING GOING INTO THE YEAR-END AND THE HOLIDAY SEASON, WHICH RUNS A BIT LONGER IN THE U.K.  SO, THERE TENDS TO BE A BIT OF ORDERING EARLIER IN THE — AS WE APPROACH YEAR-END AND THEN CARRYING THEM WELL INTO JANUARY TIME PERIOD.  IT TENDS TO BE MORE THAT THEY DON’T WANT PRODUCT OUT ON THE ROADS TO HIGHWAYS DURING THE YEAR-END.

MIKE?

WOLF (PH):  THAT’S FINE, THANK YOU.

STEARNS:  OK.

OPERATOR:  THE NEXT QUESTION COMES FROM JEFF GOLDBERG (PH) WITH ROBIN (PH) PARTNERS.  PLEASE STATE YOUR QUESTION.

JEFF GOLDBERG (PH), ROBIN (PH) PARTNERS:  FIRST OF ALL, GOOD QUARTER, GENTLEMEN.  IN TERMS OF YOUR TAX RATE, IS THAT GOING TO BE MORE AROUND WHERE IT IS THIS QUARTER BECAUSE OF THE ADDITIONAL ROSEMONT, OR HOW DOES THAT LOOK GOING FORWARD?

STEARNS:  I WOULD GENERALLY BELIEVE THAT OUR TAX RATE WILL BE PROBABLY REMAIN AT THE CURRENT LEVEL.  IF ANYTHING, IT MIGHT COME DOWN A BIT.  I CAN’T GIVE FURTHER GUIDANCE ON THAT.

GOLDBERG (PH):  OK.  AND YOU MENTIONED DURING THE CALL THAT THE LIQUID FORMULATIONS, FOR WHATEVER REASON, HAVE A PREMIUM PRICING IN THE U.K.  BUT I DON’T SEE THAT YOUR COST OF PRODUCTS VARY THAT SUBSTANTIALLY.  SO, I MEAN, IS THAT STILL THE SAME LEVELS AS THE PRODUCTS YOU’RE SELLING IN THE UNITED STATES BUT GREATER THAN OTHER PRODUCTS BEING SOLD IN THE U.K.?  OR HOW IS THAT WORKING ON A MARGIN BASIS?

STEARNS:  PLAY THAT QUESTION BACK.

GOLDBERG (PH):  I’M — THE COST OF GOODS SOLD, WITH MY MATH, WHICH MAY BE INCORRECT — I DID IT QUICKLY HERE — IS 15.2 PERCENT LAST YEAR AND 16 PERCENT THIS YEAR.  BUT YOU WERE SAYING ON THE CALL THAT THERE WAS PREMIUM PRICING.  I DON’T SEE THE — I DON’T KNOW WHAT YOU MEANT BY THAT OR IF IT’S — WHAT EXACTLY — HOW WE SEE THERE’S PREMIUM PRICING ON THAT.

STEARNS:  I THINK THE COMMENT REGARDING PREMIUM PRICING REGARDING ROSEMONT’S BUSINESS WAS A REFLECTION OF THE FACT THAT THE VAST MAJORITY OF THESE PRODUCTS WE PREVIOUSLY PUT OUT ARE PRODUCTS THAT ARE OFF PATENT ...

GOLDBERG (PH):  I SEE.

STEARNS:  ... NEW CHEMICAL ENTITY.  HOWEVER, BECAUSE OF THEIR NOVEL DELIVERY FORM, THEY ARE ABLE TO ACHIEVE HIGHER PRICING THAN EQUIVALENT SOLID DOSAGE PRODUCTS.

GOLDBERG (PH):  I SEE.  I SEE.  OK.

STEARNS:  AND I GUESS WE’VE BEEN CONCENTRATING ON THE CALL ON OXANDRIN AND BIO-TROPIN.  BUT IN TERMS OF THE OTHER CATEGORIES, EVERYTHING ELSE THAT’S LEFT THERE, WHICH IS STILL A DIMINIMUS PART OF THE BUSINESS, IS THERE AN EFFORT THERE TO — WHAT’S THE EFFORT THERE TO TRY TO INCREASE THOSE SALES?  IS THERE SOME SORT OF BUSINESS THAT COULD SNEAK THROUGH AND PROVIDE A LARGER PORTION OF SALES ON GOING FORWARD BASIS?

FASS:  THERE IS CLEARLY AN UPSIDE FROM SOME OF THESE OTHER PRODUCTS, BUT IT’S GOING TO BE ON A COMPARATIVE BASIS MUCH SLOWER THAN THE KINDS OF DOLLARS THAT WE’RE TALKING ABOUT IN TERMS OF OXANDRIN, GROWTH HORMONE OR DELATESTRYL.  R-3 (PH), WHICH IS THE ANTI-ARTHRITIC INJECTABLE, WHICH IS ALREADY APPROVED IN EUROPE, IS PENDING APPROVAL IN THE U.S.   AND CONCEIVABLY IT MIGHT BE APPROVED BEFORE THE END OF THIS YEAR, AND THAT COULD PROVIDE SOME UPSIDE.  SEVERAL OF THE OTHER PRODUCTS HAVE AN UPSIDE, BUT IT’S PROBABLY NOT AN UPSIDE FOR THIS YEAR.  HEPATITIS B VACCINE, IN OUR INSULIN HUMAN INSULIN ARE LIKELY TO BEGIN TO CONTRIBUTE, BUT TO CONTRIBUTE ONLY IN A 2004 AND 2005 TIMEFRAME, AS OUR MAJOR PARTNERS FOR THOSE PRODUCTS BURNA (PH) BIOTECH AND AXONOBEL (PH), RESPECTIVELY, BEGIN TO LAUNCH THOSE PRODUCTS INTO THEIR RESPECTIVE MARKETS.

GOLDBERG (PH):  OK, THANKS.

FASS:  THANK YOU.

OPERATOR:  THE NEXT QUESTION COMES FROM MATT TEPLITZ OF QUAKER CAPITAL.  PLEASE STATE YOUR QUESTION.

TEPLITZ:  TWO QUICK LITTLE FOLLOW-UPS.  WHIT, HAVE YOU REFINED OR DO YOU HAVE A TIGHTER SORT OF CAP EX NUMBER FOR THE YEAR THAT YOU’RE WILLING TO SHARE?

STEARNS:  NO, I DO NOT.  I DON’T HAVE ANY ADDITIONAL INFORMATION I CAN PUT OUT AT THIS POINT.

TEPLITZ:  WELL, LET ME ASK HOW BROADLY WOULD YOU DEFINE THE RANGE AT THIS POINT?

STEARNS:  WE HAVE NOT PREVIOUSLY, IF MY RECOLLECTION IS PUT OUT, PUT OUT A CAP EX NUMBER THAN BROADLY TO SAY THAT CAP EX IN 2003 WOULD BE LIKELY DOWN VERSUS PRIOR YEAR OF 2002.  MY RECOLLECTION IS THAT WE DO NOT GIVE FURTHER GUIDANCE ON THAT.

TEPLITZ:  AND ANY UPDATE ON YOUR DISCUSSIONS WITH THE FDA AND YOUR ISRAELI FACILITY?

FASS:  THE FDA HAS RESUMED REGULAR VISITATIONS TO ISRAEL AND THEY’VE INSPECTED — THEY’VE COME OVER THE LAST YEAR-AND-A-HALF THEY’VE BEEN BACK NOW THREE TIMES.  THERE IS ONGOING DISCUSSIONS THAT REVOLVE CURRENTLY AROUND R-3S (PH).  SO, THERE IS AN ACTIVE INTERFACE WITH THE FDA.

TEPLITZ:  OK.  R-3S (PH) HAS ITS OTHER NORMAL REGULATORY ISSUES AS WELL TO CLEAR, CORRECT, NOT JUST THE MANUFACTURING INSPECTION?

FASS:  CORRECT.

TEPLITZ:  OK.  AND LASTLY, NOT RIGHT ASKING YOU TO AIR ANYTHING PUBLICLY THAT PERHAPS YOU DON’T WANT TO, BUT IN TERMS OF THE DISCUSSION AT THE CHANGE AT THE TOP OF ROSEMONT, WAS THAT CONTEMPLATED AT THE TIME OF THE TRANSACTION OR IS THAT A SUBSEQUENT DEVELOPMENT?

FASS:  IT WAS A SUBSEQUENT DEVELOPMENT.

TEPLITZ:  OK.  AND IT DOESN’T REFLECT — ARE THERE ANY NEGATIVE DEVELOPMENTS OR CAN YOU TALK ABOUT ANY REPERCUSSIONS OF THE CHANGE?

FASS:  NOT AT ALL.  THE INDIVIDUAL WHO IS NOW THE ACTING MANAGER HAS BEEN WITH ROSEMONT FOR OVER 20 YEARS AND ACTING AS — HAVING HIM AS THE ACTING GENERAL MANAGER, WE THINK, IS THE RIGHT MOVE RIGHT NOW.  WE BELIEVE THERE WILL NOT BE ANY NEGATIVE — THERE WILL NOT BE ANY NEGATIVE IMPACT ON THE ORGANIZATION AT ALL.

TEPLITZ:  OK.  THANK YOU.  AGAIN, NICE QUARTER.

FASS:  THANK YOU.

OPERATOR:  IF THERE ARE NO FURTHER QUESTIONS, I WILL TURN THE CONFERENCE BACK TO DR. SIM FASS.

FASS:  THANK YOU, OPERATOR.

FASS:  I SHOULD LIKE TO CONCLUDE MY REMARKS BY REITERATING OUR SATISFACTION AT OUR FIRST QUARTER 2003 RESULTS.  WE ARE WITNESSING THE RESULTS OF THE IMPLEMENTATION OF OUR STRATEGIC OBJECTIVES AND WE EXPECT IN COMING MONTHS TO CONTINUE TO DEMONSTRATE BOTH GROWTH IN SALES AND THE ADVANCEMENT IN THE CLINIC OF OUR PROPRIETARY PIPELINE PRODUCTS.  AT THE SAME TIME, WE ARE CONTINUING TO SEEK OUT APPROPRIATE ACQUISITIONS AND ALLIANCES TO FURTHER ENHANCE AND STRENGTHEN OUR BUSINESS AROUND THE WORLD.

FASS:  I THANK YOU FOR YOUR CONTINUED INTEREST.  HAVE A GOOD DAY.  THANK YOU, EVERYBODY.

OPERATOR:  LADIES AND GENTLEMEN, IF YOU WISH TO ACCESS A REPLAY FOR THIS CALL, YOU MAY DO SO BY DIALING 1-800-428-6051 OR 973-709-2089, WITH AN ID NUMBER OF 289935.  THIS CONCLUDES OUR CONFERENCE FOR TODAY.  THANK YOU, ALL, FOR PARTICIPATING, AND HAVE A NICE DAY.  ALL PARTIES MAY NOW DISCONNECT.

END